UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date

June 11, 2015

(Date of earliest event reported)

TELKONET, INC.

 (Exact Name of Registrant as Specified in Its Charter)

Utah

 (State or Other Jurisdiction of Incorporation)

000-31972	87-0627421
(Commission File No.)	(I.R.S. Employer Identification No.)

20800 Swenson Drive, Suite 175, Waukesha, WI 53186

(Address of Principal Executive Offices)

414.223.0473

(Registrant's Telephone Number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07 Submission of Matters to a Vote of Security Holders.

Telkonet, Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on June 11, 2015. Set forth below are the results of the matters voted on by the Company's stockholders at the Annual Meeting.

a)          Election of five Directors to serve for the ensuing year and until their successors are elected:

Director Nominee	Votes For	Votes Withheld
William H. Davis	36,634,932	4,594,370
Jason L. Tienor	40,256,110	973,192
Tim S. Ledwick	37,380,831	3,848,471
Kellogg L. Warner	38,718,424	2,510,878
Jeffrey P. Andrews	36,232,545	4,996,757

b)          Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2015:

Votes For	Votes Against	Abstain
82,778,722	564,083	102,911

c) The Company’s shareholders approved an amendment to our Amended and Restated Articles of Incorporation to effect, in the sole discretion of our Board of Directors, a reverse stock split of our common stock, par value $0.001 per share, at any time prior to next year’s Annual Meeting of Stockholders by a ratio of not less than 1-for-10 and not more than 1-for-50, with the specific ratio, timing and terms to be determined by our Board of Directors, in its sole discretion:

Votes For	Votes Against	Abstain
70,605,648	12,508,416	331,652

d) The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement. The results of the vote are in the table below:

Votes For	Votes Against	Abstain
39,502,080	1,433,109	294,113

There were no broker non-votes for matter b) listed above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELKONET, INC.

Date: 06/11/2015
By: /s/ Richard E. Mushrush
Richard E. Mushrush
Chief Financial Officer

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